UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
 May 3, 2017

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
 (Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 3, 2017.  A total of 22,055,822 shares (approximately 90.0%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.	USANA shareholders voted to elect seven individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

Myron W. Wentz, PhD	20,087,529	174,854	-	1,793,439
Robert Anciaux	20,092,117	170,266	-	1,793,439
Gilbert A. Fuller	19,862,466	399,917	-	1,793,439
Kevin G. Guest	20,168,234	94,149	-	1,793,439
Feng Peng	20,074,916	187,467	-	1,793,439
D. Richards Williams	20,138,363	124,020	-	1,793,439
Frederic Winssinger	20,074,942	187,441	-	1,793,439

2.	USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2017 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

22,032,486	6,615	16,721	-

3.	USANA shareholders voted to approve, on an advisory basis, executive compensation as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

20,206,626	44,465	11,292	1,793,439

4.	USANA shareholders voted to approve 1 year as the frequency of a non-binding vote on executive compensation as set forth below:

1 Year	2 Years	3 Years	Number of Shares Abstaining

19,131,666	5,837	1,115,048	9,832

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ G. Douglas Hekking

G. Douglas Hekking, Chief Financial Officer

Date:  May 8, 2017